Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 Nos. 333-257354 and 333- 263823) pertaining to the Restated 2012 Share Option Plan, 2021 Share Incentive Plan and the 2021 Employee Share Purchase Plan of WalkMe Ltd., of our report dated March 14, 2023, with respect to the consolidated financial statements of WalkMe Ltd. and its subsidiaries, included in this annual report (Form 20-F) for the year ended December 31, 2022.

Tel Aviv, Israel	/s/ Kost Forer Gabbay & Kasierer
March 14, 2023	A Member of Ernst & Young Global